Exhibit 99.1

Co-Diagnostics, Inc. Reports First Quarter 2023 Financial Results

Clinical trials for Co-Dx PCR Home™ platform remain on track;

Solid cash position and grant funding support long-term strategy

SALT LAKE CITY, May 11, 2023— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the quarter ended March 31, 2023.

First Quarter 2023 Financial Results:

●	Revenue of $0.6 million, down from $22.7 million during the prior year primarily due to lower global demand for the Logix Smart™ COVID-19 tests
●	Gross profit of $0.1 million, representing 16.6% of consolidated revenue
●	Operating loss of $10.0 million compared to operating income of $9.8 million a year ago, due to lower revenue and continued investments into research and development for the Co-Dx PCR Home™ Platform
●	Net loss of $5.8 million, compared to net income of $11.7 million in the prior year, representing EPS loss of $0.20 per fully diluted share, compared to EPS of $0.34 in 2022
●	Adjusted EBITDA loss of $7.2 million
●	Repurchased 0.3 million shares of common stock at an average price of $1.56 per share for an aggregate purchase price of approximately $0.5 million
●	Cash, cash equivalents, and marketable securities of $75.3 million as of March 31, 2023

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, said, “Our financial performance during the quarter reflects the expected decline in COVID-related sales year-over-year. However, we continue to advance our longer-term strategy, most notably with progress in our clinical evaluations for our Co-Dx PCR Home™ platform. We believe that the innovation of this new platform has been validated after recently receiving notification of various grant awards, which we expect will be the subject of future press releases.”

Mr. Egan continued, “Looking ahead, we remain focused in our strategy and will continue to leverage our assets and impressive team to deliver innovative and affordable diagnostic testing solutions. To help guide and measure our progress through the remainder of this year, we have established a set of goals we anticipate achieving. We expect completion of clinical evaluations for our Co-Dx PCR Home™ platform and submission to the FDA by the end of this calendar year. We also anticipate clinical trials for our ABC+RSV tests (both for clinical laboratories and on the new platform) to commence during this upcoming flu season.”

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

The Co-Dx PCR Home platform is subject to FDA review and is not currently for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR Home™ platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) completion of development and FDA submission for approval of the Co-Dx PCR Home platform, (ii) completion of clinical evaluations for our Co-Dx PCR Home platform, and (iii) clinical trials for our ABC+RSV tests to commence during this upcoming flu season. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 16, 2023, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	William Stack
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-258-5804
investors@codiagnostics.com	wstack@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$6,359,380	$22,973,803
Marketable investment securities	68,920,535	58,289,066
Accounts receivable, net	2,702,196	3,453,723
Inventory, net	5,294,653	5,310,473
Income taxes receivable	1,695,480	1,870,419
Prepaid expenses and other current assets	913,175	761,187
Note receivable	37,500	75,000
Total current assets	85,922,919	92,733,671
Property and equipment, net	2,510,083	2,539,483
Operating lease right-of-use asset	952,176	372,115
Intangible assets, net	26,661,667	26,768,333
Investment in joint venture	950,001	672,679
Total assets	$116,996,846	$123,086,281
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$829,819	$952,296
Accrued expenses, current	1,492,611	934,447
Operating lease liability, current	277,290	297,209
Contingent consideration liabilities, current	992,229	1,689,471
Deferred revenue	18,120	-
Total current liabilities	3,610,069	3,873,423
Long-term liabilities
Income taxes payable	1,193,080	1,181,284
Deferred tax liability	203,335	2,417,987
Operating lease liability	658,137	50,708
Contingent consideration liabilities	702,455	1,042,885
Total long-term liabilities	2,757,007	4,692,864
Total liabilities	6,367,076	8,566,287
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 34,823,015 shares issued and 30,632,345 shares outstanding as of March 31, 2023 and 34,754,265 shares issued and 30,872,607 shares outstanding as of December 31, 2022	34,823	34,754
Treasury stock, at cost; 4,190,670 and 3,881,658 shares held as of March 31, 2023 and December 31, 2022, respectively	(14,694,062)	(14,211,866)
Additional paid-in capital	90,641,608	88,472,935
Accumulated other comprehensive income	471,761	293,140
Accumulated earnings	34,175,640	39,931,031
Total stockholders’ equity	110,629,770	114,519,994
Total liabilities and stockholders’ equity	$116,996,846	$123,086,281

See accompanying notes to unaudited condensed consolidated financial statements

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$601,957	$22,699,044
Cost of revenue	502,241	3,281,951
Gross profit	99,716	19,417,093
Operating expenses
Sales and marketing	1,706,331	2,652,148
General and administrative	3,013,965	2,922,195
Research and development	5,014,060	3,771,327
Depreciation and amortization	316,010	247,264
Total operating expenses	10,050,366	9,592,934
Income (loss) from operations	(9,950,650)	9,824,159
Other income
Interest income	202,372	11,393
Realized gain on investments	418,082	-
(Loss) on disposition of assets	-	(93,421)
Gain on remeasurement of acquisition contingencies	1,037,672	3,379,890
Gain (loss) on equity method investment in joint venture	277,322	(21,339)
Total other income	1,935,448	3,276,523
Income (loss) before income taxes	(8,015,202)	13,100,682
Income tax provision (benefit)	(2,259,811)	1,386,087
Net income (loss)	$(5,755,391)	$11,714,595
Other comprehensive income
Change in net unrealized gains on marketable securities, net of tax	$178,621	$-
Total other comprehensive income	$178,621	$-
Comprehensive income (loss)	$(5,576,770)	$11,714,595

Earnings per common share:
Basic	$(0.20)	$0.35
Diluted	$(0.20)	$0.34
Weighted average shares outstanding:
Basic	29,483,540	33,935,570
Diluted	29,483,540	34,711,476

See accompanying notes to unaudited condensed consolidated financial statements

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$(5,755,391)	$11,714,595
Interest income	(202,372)	(11,393)
Realized gain on investments	(418,082)	-
Depreciation and amortization	316,010	247,264
Transaction costs	-	133
Change in fair value of contingent consideration	(1,037,672)	-
Stock-based compensation expense	2,168,742	1,375,097
Income tax provision	(2,259,811)	1,386,087
Adjusted EBITDA	$(7,188,576)	$14,711,783